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                                                                  EXHIBIT 10.120

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of the Effective Time set forth in Section 2.2 of that certain Agreement and Plan of Merger, dated December 20, 1993, by and between Regency Health Services, Inc. and Care Enterprises, Inc. ("Effective Date") is entered into by and between Brad L. Kerby ("Employee") and Regency Health Services, Inc., a Delaware corporation ("Company").

         The Company desires to establish its right to the continued services of the Employee, in the capacity described below, on the terms and conditions and subject to the rights of termination hereinafter set forth, and the Employee is willing to accept such employment on such terms and conditions.

         In consideration of the mutual agreements hereinafter set forth, the Employee and the Company have agreed and do hereby agree as follows:

         1. EMPLOYMENT AS SENIOR VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY OF THE COMPANY AND OF CARE ENTERPRISES, INC. The Company does hereby employ, engage, and hire the Employee as Senior Vice President, General Counsel, and Secretary of the Company and of Care Enterprises, Inc., a wholly-owned subsidiary of the Company ("Care"), and the Employee does hereby accept and agree to such hiring, engagement, and employment. The Employee's duties during the Employment Period (defined below) shall be the executive, managerial, and reporting duties set forth on Exhibit A hereto and such other duties as the Board of Directors of the Company shall from time to time prescribe and as provided in the Bylaws of the Company. The Employee shall devote his full time, energy, and skill to the performance of his duties for the Company and for the benefit of the Company, reasonable vacations authorized by the Company's Board of Directors and reasonable absences because of illness excepted. Furthermore, the Employee shall exercise due diligence and care in the performance of his duties to the Company under this Agreement.

         2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years; provided, however, that on each anniversary of the Effective Date at which time the remaining term of the Agreement is two (2) years, the Term of the Agreement shall automatically be extended for one additional year unless, not later than any such anniversary date, either party shall have given written notice to the other that it does not wish to extend the Term of the Agreement. The period of time commencing on the Effective Date and ending on the date of termination of the Employee's employment ("Termination Date") under this or any successor agreement shall be referred to as the "Employment Period."





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         3.      COMPENSATION.

                          (a) BASE SALARY. The Company shall pay the Employee, and the Employee agrees to accept from the Company, in full payment for his services to the Company a base salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per year ("Base Salary"), payable in equal biweekly installments or at such other time or times as the Employee and the Company shall agree. Employee's Base Salary shall be reviewed at least annually by the Company and may be increased as determined by the Company's Board of Directors in its sole and absolute discretion. Employee's Base Salary shall not be decreased at any time during the Term of the Agreement from the Base Salary then in effect.

                          (b)   PERFORMANCE BONUS - BOARD OF DIRECTORS
                 DISCRETION. Employee shall be eligible to receive an annual performance bonus based upon a percentage of his Base Salary. Except as provided in Section 7 and Section 8, any such bonus awarded to the Employee shall be payable in the amount, in the manner, and at the time determined by the Company's Board of Directors in its sole and absolute discretion.

         4. FRINGE BENEFITS. Employee shall be entitled to participate in any benefit programs adopted from time to time by the Company for the benefit of its executive employees, and Employee shall be entitled to receive such other fringe benefits as may be granted to him from time to time by the Company's Board of Directors.

                          (a) BENEFIT PLANS. Employee shall be entitled to participate in any benefit plans relating to stock options, stock purchases, pension, thrift, profit sharing, life insurance, medical coverage, education, or other retirement or employee benefits available to other executive employees of the Company, subject to any restrictions (including waiting periods) specified in such plans.

                          (b) AUTOMOBILE. The Company shall provide Employee with a car allowance of Three Hundred Dollars ($300) per month, which shall be applied by Employee towards the purchase or lease of a suitable vehicle.

                          (c)   VACATION.  Employee shall be entitled to four
                 (4) weeks of paid vacation per calendar year, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies.

                          (d) DISABILITY INSURANCE. The Company shall purchase and maintain or self insure and maintain a disability insurance policy for Employee during the Term of this Agreement, which policy shall guarantee to Employee the payment to Employee of a minimum of 60% of his Base Salary and bonus (as provided in Section 7(b) hereof), or a minimum of 100% of such Base





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                 Salary and bonus in the event the policy is self insured.   In
                 the case of self insurance, the Company shall be required to pay proceeds for the shorter of (i) the period of such Disability or (ii) seven (7) years. Such insurance policies will have customary exclusions, conditions and elimination periods.

         5. BUSINESS EXPENSES. The Company shall reimburse the Employee for any and all necessary, customary, and usual expenses, properly receipted in accordance with Company policies, incurred by Employee on behalf of the Company.

         6.      TERMINATION OF EMPLOYEE'S EMPLOYMENT.

                          (a) DEATH. If the Employee dies while employed by the Company, his employment shall immediately terminate. The Company's obligation to pay the Employee's Base Salary shall cease as of the date of Employee's death. Thereafter, Employee's beneficiaries or his estate shall receive benefits in accordance with the Company's retirement, insurance, and other applicable programs and plans then in effect.

                          (b) DISABILITY. If, as a result of Employee's mental or physical incapacity Employee shall be unable to perform the services for the Company contemplated by this Agreement in the manner in which he previously performed them during an aggregate of 120 business days in any consecutive seven (7) month period ("Disability"), Employee's employment may be terminated by the Company for Disability. During any period prior to such termination during which Employee is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay Employee his Base Salary at the rate in effect at the commencement of such period of Disability. Any such payments made to the Employee shall be reduced by amounts received from disability insurance obtained or provided by the Company pursuant to Section 4(d). Subsequent to the termination provided for in this Section 6(b), Employee's benefits shall be determined under the Company's retirement, insurance, and other compensation programs then in effect in accordance with the terms of such programs.

                          (c) TERMINATION BY THE COMPANY. This Agreement may be terminated by the Company only by the act of the Chief
                 Executive Officer of the Company.   The Company, through such
                 act of the Chief Executive Officer, may terminate Employee's employment under this Agreement for "Cause," at any time prior to expiration of the Term of the Agreement, only upon the occurrence of any one or more of the following events:

                                  (i) The material breach of this Agreement by Employee, including without limitation, repeated willful neglect of Employee's duties as set forth on Exhibit A hereto, Employee's material lack of





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                          diligence and attention in performing services as
                          provided in this Agreement, or Employee's repeated willful failure to implement or adhere to policies established by, or directives of, the Company's Board of Directors.

                                  (ii)  Conduct of a criminal nature that may
                          have an adverse impact on the Company's reputation and standing in the community; or

                                  (iii)  Fraudulent conduct in connection with
                          the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others.

In the event of termination for Cause, the Company's obligation to pay Employee's Base Salary shall cease as of the Termination Date. If Employee's employment is terminated for Cause, Employee's employment may be terminated immediately without any advance written notice.

                          (d) TERMINATION BY THE EMPLOYEE FOR GOOD REASON. The Employee shall have the right to terminate this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Employee's prior written consent, of any one or more of the following events:

                                  (i)  The assignment to the Employee of any
                          duties that are materially inconsistent with, or reflect a material continuing reduction of the powers and responsibilities, or a change of the Employee's reporting responsibilities, set forth on Exhibit A hereto, or a material improper intervention by the Company's Board of Directors in the Employee's ability to materially perform the duties and responsibilities set forth on Exhibit A hereto.

                                  (ii) The Company's material breach of any of the provisions of this Agreement, including, but not limited to, a reduction by the Company in the Employee's Base Salary in effect as of the Effective Date, or as the same may be increased as provided herein; or a change in the conditions of Employee's employment (e.g., including, without limitation, a failure by the Company to provide the Employee with incentive compensation and benefit plans that provide comparable benefits and amounts as such type programs in effect as of the Effective Date, etc.); or

                                  (iii) The relocation of the Company's
                          principal executive offices to a location outside the Southern California area or the Company's requiring the Employee to be based anywhere other than





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                          the Company's principal executive offices, except for
                          travel on the Company's business to an extent substantially consistent with the Employee's present business travel obligations.

         The Employee agrees to provide the Company thirty (30) days' prior written notice of any termination for Good Reason, during which 30 day period the Company shall have the right to cure the circumstances giving rise to the Good Reason stated in such notice. In the event of termination for Good Reason, the Employee shall receive compensation pursuant to the provisions of Section 7 hereof.

         7. COMPENSATION UPON TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE OR BY THE EMPLOYEE FOR GOOD REASON. If the Employee's employment shall be terminated (i) by act of the Company other than for Cause or (ii) by the Employee for Good Reason, the Employee shall be entitled to the following benefits:

                          (a) PAYMENT OF UNPAID BASE SALARY AND BONUS. The Company shall immediately pay the Employee any portion of the Employee's Base Salary not paid prior to the Termination Date.

                          (b) CONTINUED PAYMENT OF BASE SALARY AND BONUS. Within five (5) days of the Termination Date, the Company or Care shall pay to the Employee, in a lump sum, an amount equal to the sum of (i) an amount equal to all Base Salary that would have been payable to the Employee pursuant to this Agreement had the Employee continued to be employed for the remaining unexpired term of this Agreement (such Base Salary for such remaining term being equal to the Employee's Base Salary in effect as of the Termination Date); and (ii) an amount equal to the bonus payments that would have been payable to the Employee pursuant to this Agreement had his annual bonus for each year, or portion thereof, of the remaining unexpired term of this Agreement been equal to the greater of (A) the total of any performance bonus or bonuses paid to the Employee pursuant to Section 3(b) in the fiscal year of the Company or Care ended immediately prior to the fiscal year in which the Termination Date occurs, and (B) the average of the annual bonuses paid to him by the Company or Care (or their predecessors) with respect to the three (or, if less, the number of years the Employee has been employed with the Company or Care or their predecessor) fiscal years ended immediately prior to the fiscal year in which the Termination Date occurs.

                          (c) CONTINUATION OF FRINGE BENEFITS. The Company shall continue to provide the Employee with all Fringe Benefits set forth in Section 4 throughout the remaining unexpired Term of the Agreement, as if





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                 the Employee's employment under the Agreement had not been terminated. If, as the result of termination of Employee's employment, Employee and/or his otherwise eligible dependents or beneficiaries shall become ineligible for benefits under any one or more of the Company's benefit plans, the Company shall continue to provide the Employee and his eligible dependents or beneficiaries with benefits at a level at least equivalent to the level of benefits for which the Employee and his dependents and beneficiaries were eligible under such plans immediately prior to the Termination Date.

                          (d) STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Commencing as of the date one (1) year following the Effective Date, notwithstanding any provision in any applicable Company benefit plans or agreements (including, but not limited to, those relating to stock options, stock appreciation rights, restricted stock awards, stock purchases, pensions, thrifts, profit sharing, or other retirement or employee benefits) to the contrary, all rights to such benefits previously granted to Employee shall become immediately fully vested and exercisable as of the Termination Date and shall remain exercisable for a period thereafter of not less than one (1) year. If any such plan or agreement provides for an exercise period ending after the one (1) year period following the Termination Date, then such provision shall control. The provisions of this Section 7(d) shall constitute an amendment to any such plans or agreements of the Company referred to above as of the Effective Date.

                          (e) NO MITIGATION REQUIRED; NO OTHER ENTITLEMENT TO BENEFITS UNDER AGREEMENT. The Employee shall not be required in any way to mitigate the amount of any payment provided for in this Section 7, including, but not limited to, by seeking other employment, nor shall the amount of any payment provided for in this Section 7 be reduced by any compensation earned by the Employee as the result of employment with another employer after the Termination Date, or otherwise. Except as set forth in this Section 7, following a termination governed by this
                 Section 7, the Employee shall not be entitled to any other compensation or benefits set forth in this Agreement, except as may be separately negotiated by the parties and approved by the Board of Directors of the Company in writing in conjunction with the termination of Employee's employment under this Section 7.


         8. DISPUTE RELATING TO TERMINATION OF EMPLOYMENT FOR GOOD REASON. If the Employee resigns his employment with the Company alleging in good faith as the basis for such resignation any of the "Good Reasons" specified in Section





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6(d) and if the Company then disputes Employee's right to the payment of benefits under Section 7, the Company shall, at the option of the Employee
(a written notice of which shall be given to the Company), continue to pay Employee the full compensation (including, but not limited to, his Base Salary) in effect at the date Employee provided notice of such resignation, and the Company shall continue the Employee as a participant in all compensation, benefit, and insurance plans in which the Employee was then a participant, until the earlier of the expiration of the Term of the Agreement or the date the dispute is finally resolved, either by mutual written agreement of the parties or by decree of a court of competent jurisdiction that is not appealable or with respect to which the time for appeal has expired and no appeal has been perfected. In the event the Employee opts to continue receiving compensation and benefits during the term of such dispute as provided in this Section 8, then until the earlier of the expiration of the Term of this Agreement or the date the dispute is finally resolved as provided above, the Employee shall not, without the prior written consent of the Company, provide consultative service to or be employed by any entity that is then in competition with the Company or any affiliate thereof. In the event the Court (or other trier of fact) determines that no "Good Reason" justifying Employee's resignation existed, then Employee shall repay to Company all compensation and benefits paid to Employee by Company from and after the date of termination of employment.

         9.      NONCOMPETITION PROVISIONS.

                          (a) RIGHT TO COMPANY MATERIALS. Employee agrees that all styles, designs, lists, materials, books, files, reports, correspondence, records, and other documents ("Company Materials") used, prepared, or made available to Employee, shall be and shall remain the property of the Company. Upon the termination of employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and Employee shall not make or retain any copies thereof.

                          (b) ANTISOLICITATION. Employee promises and agrees that during the term of this Agreement he will not influence or attempt to influence customers or suppliers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company.

                          (c) SOLICITING EMPLOYEES. During the term of this Agreement and for the 12-month period commencing on the Termination Date, Employee promises and agrees that he will not directly or indirectly solicit any of the Company's employees to work for any business, individual, partnership, firm, corporation, or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company.





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         10.     NOTICES.  All notices and other communications under this
Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:

         If to Company:   Regency Health Services, Inc.
                          2742 Dow Avenue
                          Tustin, CA  92680
                          Phone:   (714) 544-4443
                          Fax:     (714) 544-2401

         If to Employee:  Brad L. Kerby
                          2742 Dow Avenue
                          Tustin, CA  92680
                          Phone:   (714) 544-4443

Either party may change such party's address for notices by notice duly given pursuant hereto.

         11. ATTORNEYS' FEES. In the event arbitral or judicial determination is necessary of any dispute arising as to the parties' rights and obligations hereunder, the Company and Employee shall bear their respective attorneys' fees and costs associated with such dispute; provided, however, that in the event it is determined that the Company breached this Agreement, the Company shall pay or reimburse Employee for all reasonable attorneys' fees and costs associated with such dispute.

         12. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of the Employee by the Company from and after the Effective Date.

         13. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

         14. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of California.

         15.     ENTIRE AGREEMENT; HEADINGS.  This Agreement embodies the entire





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agreement of the parties respecting the matters within its scope and may be modified only in writing. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         16. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

         17. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

         18. INDEMNIFICATION. The Company shall indemnify and hold Employee harmless to the maximum extent permitted by Section 317 of the California Corporations Code or its successor statute.

         19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         20. SUCCESSOR SECTIONS. References herein to sections or rules of the Code or Exchange Act shall be deemed to include any successor sections or rules.





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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized Director, and the Employee has hereunto signed this Agreement, as of the date first above written.

                                        REGENCY HEALTH SERVICES, INC.


                                        By: __________________________________
                                                  Gregory S. Anderson
                                             Chairman, Compensation Committee




                                        _______________________________________
                                                  Brad L. Kerby





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                                  EXHIBIT "A"


                      DUTIES OF BRAD L. KERBY ("EMPLOYEE")
                           AS SENIOR VICE PRESIDENT,
                    GENERAL COUNSEL, AND CORPORATE SECRETARY
                            OF THE COMPANY AND CARE




SENIOR VICE PRESIDENT

         In his capacity as Senior Vice President of the Company and Care, the Employee shall report directly to the President of the Company and shall have supervisory and monitoring responsibilities for the preparation, development, and implementation of the Company's strategic business plan and shall have such other powers and perform such other duties as may be deemed necessary or appropriate to the operation of a publicly held corporation and as may be prescribed from time to time by the President of the Company.


GENERAL COUNSEL

         In his capacity as General Counsel of the Company and Care, the Employee shall report directly to the Chief Executive Officer of the Company and shall supervise and monitor the legal and property management departments and staffs of the Company and Care and perform such other duties as may be prescribed from time to time by the Chief Executive Officer of the Company, including, but not limited to, the following:

         o Provide legal counsel to the Board of Directors and management of the Company and assist management in the achievement of Company business goals.

         o Negotiate and document mergers, acquisitions, and divestitures and all other contractual or legal relationships of the Company and its subsidiaries and third parties.

         o Supervise and monitor all public company and securities law registration and reporting matters.

         o       Participate in corporate planning and development processes.

         o Monitor and provide legal counsel with respect to all licensure, survey, citation, and other regulatory matters affecting Company facility operations.

         o Monitor and supervise all litigation, including EEOC and labor matters and collections; develop and implement litigation case management program; minimize use and cost of outside legal counsel and maximize internal handling of legal work; engage, supervise, and dismiss outside counsel.

         o Coordinate and monitor corporate compliance programs; develop and maintain corporate preventative law program; conduct legal audits from time to time.

         o Provide for the protection and registration of all corporate intellectual property, including trademarks, trade names, service marks, etc.

         o Provide continual education regarding legal and regulatory developments and conduct training seminars regarding same.


CORPORATE SECRETARY

         In his capacity as Corporate Secretary of the Company and Care, the Employee shall report directly to the Chief Executive Officer of the Company and shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders of each of the Company, Care, and their respective subsidiaries, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings. The Employee, as Secretary, shall also keep, or cause to be kept, at the principal executive office or at the office of each such corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a record of stockholders, or a duplicate record of stockholders, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and data of cancellation of every certificate surrendered for cancellation. The Employee, as Secretary, shall also give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of each such corporation if one be adopted, in safe custody. The Employee, as Secretary, shall also maintain the Company, Care and each of their respective subsidiaries in good standing in each jurisdiction in which the same are incorporated or authorized to transact business and shall file all necessary reports or other instruments with such jurisdictions, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Chief Executive Officer of the Company.